Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of LTC Properties, Inc. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2024 as filed with the Securities and Exchange Commission (the “Report”) that to her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2024	/s/ Wendy L. Simpson
Wendy L. Simpson Chairman and Chief Executive Officer

Date: July 29, 2024	/s/ Pam Kessler
Pam Kessler Co-President, Chief Financial Officer and Corporate Secretary

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.